                                                                       EXHIBIT 1

================================================================================





                                 AMR CORPORATION


                                 Debt Securities


                             UNDERWRITING AGREEMENT
                             ----------------------

















Dated:   July 7, 1999

================================================================================

                                 AMR CORPORATION


                                 Debt Securities


                             UNDERWRITING AGREEMENT

                                                                    July 7, 1999


To   Goldman, Sachs & Co.
     Salomon Smith Barney Inc. as
     Representatives of the Underwriters
     named in Schedule I


Dear Sirs:

                  AMR Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriter or underwriters named in Schedule I hereto certain of its debt securities (the "Offered Securities") as specified in Schedule II on the terms and conditions stated herein and in said Schedule
II. The Offered Securities will be issued under an indenture dated as of December 1, 1998 (the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as indicated in Schedule I.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"). The Company has prepared and filed on such Form with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-68211), which also constitutes post-effective Amendment No. 1 to Registration Statement File No. 33-52121 and Registration Statement File No. 33-46325 (collectively, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statements"), relating to certain debt securities of the Company (including the Offered Securities) and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act. Registration Statement File No. 333-68211 includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such debt securities. The Registration Statements have been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424 under the 1933 Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus, included in Registration Statement File No. 333-68211 and relating to all offerings of securities under the Registration Statements, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statements, to the Prospectus or to any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the 1934 Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to
         Item 12 of Form S-3 under the 1933 Act.

                  (b) On the original effective date of the Registration Statements, on the effective date of any post-effective amendment thereto, if any, and on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of such Registration Statements, such Registration Statements complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the applicable rules and regulations of the Commission thereunder (the "1939 Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statements and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Time (as defined below), comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and none of such documents, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statements or the Prospectus or any amendment thereof or supplement thereto by or on behalf of you expressly for use in the Registration Statements or the Prospectus, or to statements or omissions in those parts of the Registration Statements which constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee.

                  (c) The consolidated financial statements incorporated by reference in the Registration Statements and Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of its operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statements present fairly the information required to be stated therein.

                  (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder.

                  (e) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of the Company and its subsidiaries taken as a whole.

                  (f) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located.

                  (g) Each of American Airlines Inc. ("American"), AMR Eagle Holding Corporation and The SABRE Group Holdings, Inc. is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority under such laws to own its properties and to conduct its business as such business is described in the Prospectus and, in the case of American, is duly qualified to do business as a foreign corporation in good standing in the jurisdictions in the United States of America in which it has intrastate routes or has a principal office or major overhaul facility and, in the case of each of such other subsidiaries, is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which such qualification is required. American is an "air carrier" and a "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly known as the Federal Aviation Act of 1958, as amended (the

         "Aviation Act"). All of the issued and outstanding capital stock of each such corporation has been duly authorized and validly issued, is fully paid and non-assessable and (except for The SABRE Group Holdings, Inc., approximately 82% of which is owned by the Company) is owned by the Company, directly or through subsidiaries, free and clear of any liens, encumbrances, equities or claims.

                  (h) The Indenture, each supplement thereto, if any, to the date hereof and the supplement thereto or Board Resolution (as defined in the Indenture) setting forth the terms of the Offered Securities (the Indenture, as so supplemented by such supplement or supplements or Board Resolution, being herein referred to as the "Designated Indenture"), have been duly authorized by the Company. The Indenture as executed is substantially in the form filed as an exhibit to Registration Statement File No. 333-68211. The Designated Indenture, when duly executed and delivered (to the extent required by the Indenture) by the Company, will constitute a valid and binding obligation of the Company and will have been duly qualified under the 1939 Act.

                  (i) The Offered Securities have been duly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee pursuant to the provisions of the Designated Indenture and delivered in accordance with the terms of the Designated Indenture and this Agreement, will be duly issued and will constitute valid and binding obligations of the Company; and the holders thereof will be entitled to the benefits of the Designated Indenture.

                  (j) The Offered Securities and the Designated Indenture conform in all material respects to the descriptions thereof in the Prospectus.

                  (k) The issuance and delivery by the Company of the Offered Securities, the execution and delivery by the Company of this Agreement and the Designated Indenture, the consummation by the Company of the transactions herein and therein contemplated, and compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or American or any of their subsidiaries or any material indenture, mortgage, or other agreement or instrument to which the Company or American or any of their subsidiaries is a party or by which any of their respective properties is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or American or any of their subsidiaries or any of their respective properties; and no consent, approval, authorization or order of any government, governmental instrumentality or court, domestic or foreign, is required for valid authorization, issuance and delivery of the Offered Securities, the valid authorization, execution, delivery and performance of this Agreement and the Designated Indenture or the consummation by the Company of the transactions contemplated by this Agreement and the Designated Indenture, except such as are required under the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

                  (n) Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statements, are independent auditors as required by the 1933 Act and the 1933 Act Regulations.

                  2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein and therein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I.

                  (b) Payment of the purchase price for, and delivery of, the Offered Securities shall be made at the date, time and location or locations specified in Schedule II, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the "Closing Time"). Unless otherwise specified in Schedule II, payment shall be made to the Company by federal funds wire transfer payable to the order of the Company, against delivery to you for the respective accounts of the several Underwriters of the Offered Securities. Such Offered Securities shall be in such authorized denominations and, if in registered form, registered in such names as you may request in writing at least two full business days before the Closing Time. Certificates for such Offered Securities, which may be in temporary form, will be made available for examination and packaging by you at the location or locations at which they are to be delivered at the Closing Time (or such other location or locations as may be specified for that purpose in Schedule II) not later than 10:00 A.M. on the business day prior to the Closing Time.

                  (c) The Company will pay to you at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or similar same day funds.

                  3. Agreements. The Company covenants with each Underwriter as follows:

                  (a) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare a Prospectus

         Supplement which complies with the 1933 Act and the 1933 Act Regulations and which sets forth the principal amount of the Offered Securities and their terms not otherwise specified in the basic prospectus relating to all offerings of securities under Registration Statement File No. 333-68211, the name of each Underwriter participating in the offering and the principal amount of the Offered Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

                  (b) During the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will promptly advise you (i) of the effectiveness of any amendment to the Registration Statements, (ii) of the electronic transmittal or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of any request by the Commission for any amendment of the Registration Statements or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omissions or an amendment which will effect such compliance.

                  (d) At any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will give you notice of its intention to file any amendment to the Registration Statements or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

                  (e) The Company has furnished, or will furnish to you and your counsel without charge, conformed copies of the Registration Statements as originally filed and of all amendments thereto, whether filed before or after such Registration Statements originally become effective (including exhibits thereto and the documents incorporated therein by reference), and, so long as delivery of a prospectus by an underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

                  (f) The Company will use its best efforts to qualify the Offered Securities for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Offered Securities. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

                  (g) The Company, during the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

                  (h) The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company which will comply as to form with the provisions of Rule 158 under the 1933 Act.

                  (i) Between the date of this Agreement and the Closing Time, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the 1933 Act (other than the Offered Securities).

                  (j) If and to the extent specified in Schedule II, the Company will promptly after the date hereof, in the event it has not already done so, file an application for the listing of the Offered Securities on the securities exchange or exchanges specified in said Schedule II and will use its best efforts to cause such Offered Securities to be duly authorized for listing thereon, subject to official notice of issuance, and to be registered under the 1934 Act.

                  4. Conditions to the Obligations of the Underwriters. Except as otherwise provided in Schedule II, the obligations of the Underwriters to purchase and pay for the Offered Securities pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of the Company's officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

                  (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statements shall have been issued under the 1933 Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                  (b) At the Closing Time, you shall have received:

                           (1) An opinion, dated the Closing Time, of Anne H.
                  McNamara, Senior Vice President and General Counsel of the Company, in form reasonably satisfactory to you and your counsel, to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located;

                                    (ii) Each of American, AMR Eagle Holding
                           Corporation and The SABRE Group Holdings, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; and all of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and (except for the SABRE Group Holdings, Inc., approximately 82% of which is owned by the Company) are owned by the Company, directly or through subsidiaries, free and clear of any liens, encumbrances, equities or claims; and American is an "air carrier" and a "citizen of the United States" within the meaning of the Aviation Act;

                                    (iii) The Designated Indenture has been duly
                           authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the Indenture has been duly qualified under the 1939 Act;

                                    (iv) The Offered Securities have been duly
                           authorized by the Company and, assuming valid authentication by the Trustee pursuant to the Designated Indenture, have been duly issued and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders thereof will be entitled to the benefits of the Designated Indenture;

                                    (v) The Offered Securities and the
                           Designated Indenture conform in all material respects to the descriptions thereof contained in the Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same;

                                    (vi) No authorization, approval, consent or
                           license of any regulatory body or authority is required for the valid authorization, issuance and delivery of the Offered Securities by the Company, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the securities or Blue Sky laws of the various states;

                                    (vii) The Registration Statements have
                           become effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statements has been issued and no proceedings for that purpose have been instituted or threatened;

                                    (viii) The Registration Statements, the
                           Prospectus and each amendment thereof or supplement thereto (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Indenture and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statements comply as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations; and each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder;

                                    (ix) This Agreement has been duly
                           authorized, executed and delivered by the Company;

                                    (x) The issuance and delivery by the Company
                           of the Offered Securities, the execution and delivery by the Company of this Agreement and the Designated Indenture, the consummation by the Company of the transactions herein and therein contemplated and in the manner herein and therein contemplated, and compliance by the Company with the terms of this Agreement and the Designated Indenture do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or American or any of their subsidiaries or any indenture or other agreement or instrument known to such counsel to which the Company or American or any of their subsidiaries is a party or by which the Company or American or any of their subsidiaries is bound or any law, rule, regulation, judgment or order known to such counsel to be applicable to the Company or American or any of their subsidiaries of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or American or any of their subsidiaries;

                                    (xi) If the Offered Securities are specified
                           in Schedule II as securities to be listed on a securities exchange or exchanges prior to the Closing Time, the Offered Securities are duly authorized for listing, subject to official notice of issuance, on the securities exchange or exchanges specified in said Schedule II;

                                    (xii) To the best knowledge of such counsel,
                           no holder of securities of the Company or American has a right to the registration of such securities under the Registration Statements;

                                    (xiii) Such counsel has no reason to believe
                           that the statements in the Registration Statements and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein; and there are, to the best of such counsel's knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statements or the Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Registration Statements or the Prospectus, or to be filed as exhibits to the Registration Statements, that are not so described or filed as required; and

                                    (xiv) The statements in the Prospectus as to
                           the routes that American operates or is authorized to operate are correct in all material respects and the routes presently operated are being operated pursuant to valid Certificates or Exemption Orders issued by the Department of Transportation or its predecessor, the Civil Aeronautics Board, and no such Certificate or Exemption Order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation (other than proceedings for the renewal of temporary rights,) which in the opinion of such counsel might reasonably result in a final order impairing the validity of such Certificates or Exemption Orders, except that such counsel need express no opinion or belief as to the accuracy or completeness of the Registration Statements or the Prospectus except for the opinions expressed in paragraphs (v) and (xiii) and this paragraph (xiv) and, to the extent stated therein, the disclosure matters referred to in the immediately following sentence;

                  and to such further effect with respect to other legal matters relating to this Agreement, the Designated Indenture and the sale of the Offered Securities hereunder as your counsel may reasonably request. Such counsel shall also state that no facts have come to the attention of such counsel which have caused such counsel to believe (A) that the Registration Statements or any amendment thereto (except for the financial statements and other financial and statistical data included or incorporated by reference therein, and except for the Statement of Eligibility on Form T-1 of the Trustee under the 1939 Act, as to which such counsel need express no belief), on the original effective date thereof, on the effective date of any post-effective amendment thereto, if any, or on the date of the filing by the Company of its most recent Annual Report on Form 10-K after the filing of the Registration Statements, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
                  (B) that the Prospectus or the Prospectus together with any amendment or supplement thereto (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving such opinion, such counsel may state that such opinion is limited to the laws of the States of New York and Texas, the corporate laws of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state. In rendering the opinions set forth above, such counsel may rely upon certificates of public officials as to matters of fact.

                           (2) An opinion, dated the Closing Time, from Shearman
                  & Sterling, your counsel, to the effect that the opinion delivered pursuant to subsection (b)(1) of this Section 4 appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Offered Securities, the Registration Statements, the Prospectus and such other related matters as you may reasonably require.

                  (c) (1) At the Closing Time, there shall not have been, since the respective dates as of which information is given in Registration Statement File No. 333-68211 and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though made on such Closing Time.

                           (2) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall have downgraded its rating accorded to any of the Company's senior unsecured taxable debt securities with maturities greater than one year.

                  (d) You shall have received the letter specified in Schedule III at the Closing Time.

                  (e) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(2) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

                  (f) If the Offered Securities are specified in Schedule II as securities to be listed on a securities exchange or exchanges prior to the Closing Time, the Offered Securities shall have been duly authorized for listing by the securities exchange or exchanges specified in said Schedule II, subject only to official notice of issuance.

                  All such opinions, certificates, letters and documents shall be deemed to be in compliance with provisions hereof only if they are in all respects reasonably satisfactory to you and your counsel.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by the Underwriters, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

                  5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Prospectus, the Registration Statements and any amendments thereof or supplements thereto, (ii) the preparation, printing, and distribution of any agreement among underwriters, this Agreement, the Designated Indenture, the Offered Securities, the Blue Sky Survey, any Legal Investment Survey and any Underwriters' questionnaire, (iii) the issuance and delivery of the Offered Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the expenses of qualifying the Offered Securities under state securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) any fees charged by rating agencies for rating the Offered Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, and
(viii) the fees and expenses, if any, incurred in connection with the listing of the Offered Securities on any securities exchange.

                  If this Agreement is terminated by you in accordance with the provisions of Section 4 or 9(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with the offering contemplated by this Agreement.

                  6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof, or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof or made in the part of the Registration Statements constituting the Statement of Eligibility under the 1939 Act of the Trustee on Form T-1, (ii) the foregoing indemnity agreement, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Offered Securities which are the subject thereof a copy of the Prospectus as amended or supplemented at or prior to the written confirmation of the sale of such Offered Securities in any case where such delivery is required by the 1933 Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus as amended or supplemented, and (iii) the Company will not be liable for any loss, liability or expense of any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement is effected without the prior written consent of the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statements, and each person who controls the Company within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in such Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in such Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and, to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgement of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Securities pursuant to this Agreement (net of compensation paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in Schedule I hereto and not joint.

                  7. Default. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate amount of Offered Securities specified to be purchased by them in
Schedule I bears to the aggregate amount of Offered Securities to be purchased by all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Offered Securities, and if such non-defaulting Underwriters do not purchase all such Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7, the Closing Time shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statements and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

                  8. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and shall survive delivery of any Offered Securities to the Underwriters.

                  9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statements and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of such termination, the provisions of Sections 5, 6 and 8 shall remain in effect.

                  10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to Underwriters, will be mailed or transmitted by any standard form of telecommunications to the Underwriters as set forth in Schedule I or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunications to it at P.O. Box 619616, Dallas/Fort Worth International Airport, Texas 75261-9616, attention of the Treasurer.

                  11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                  13. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                             Very truly yours,


                                             AMR CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Confirmed and accepted as of
 the date first above written:


GOLDMAN, SACHS & CO.
         as Representative acting on
         behalf of the Underwriters
         named in Schedule I hereto



By:
   ------------------------------------
         (Goldman, Sachs & Co.)


SALOMON SMITH BARNEY INC.



By:
   ------------------------------------
   Name:
   Title:

                                                                     SCHEDULE I
                                                                         to
                                                                    Underwriting
                                                                     Agreement

                                                    Dated: July 7, 1999

                                 AMR CORPORATION




                                                                 Principal
                                                                  amount of
                                                                   PINES
                                                               --------------
Goldman, Sachs & Co., Joint Book-Running Manager ...........   $  19,625,000

Salomon Smith Barney Inc., Joint Book-Running Manager ......      19,625,000

Morgan Stanley & Co.  Incorporated .........................      19,500,000

PaineWebber Incorporated ...................................      19,500,000

Prudential Securities Incorporated .........................      19,500,000

Credit Suisse First Boston Corporation .....................       5,000,000

Bear, Stearns & Co. Inc. ...................................       1,750,000

CIBC World Markets Corp. ...................................       1,750,000

Charles Schwab & Co., Inc. .................................       1,750,000

Chase Securities Inc. ......................................       1,750,000

Dain Rauscher Wessels
     a division of Dain Rauscher Incorporated ..............       1,750,000

Deutsche Bank Securities Inc. ..............................       1,750,000

Donaldson, Lufkin & Jenrette Securities Corporation ........       1,750,000

A.G. Edwards & Sons, Inc. ..................................       1,750,000

EVEREN Securities, Inc. ....................................       1,750,000

National Financial Services Corporation ....................       1,750,000

The Robinson-Humphrey Company, LLC .........................       1,750,000



SG Cowen Securities Corporation ............................      1,750,000

Warburg Dillon Read LLC, ...................................      1,750,000

ABN AMRO Incorporated ......................................        875,000

Advest, Inc. ...............................................        875,000

BB&T Capital Markets .......................................        875,000

Robert W. Baird & Co.  Incorporated ........................        875,000

Banc of America Securities LLC .............................        875,000

M.R. Beal & Company ........................................        875,000

J.C. Bradford & Co. ........................................        875,000

Crowell, Weedon & Co. ......................................        875,000

Fahnestock & Co. Inc. ......................................        875,000

Fifth Third Securities, Inc. ...............................        875,000

First Union Capital Markets Corp. ..........................        875,000

Guzman & Company ...........................................        875,000

J.J.B. Hilliard, W.L. Lyons, Inc. ..........................        875,000

Janney Montgomery Scott Inc. ...............................        875,000

Legg Mason Wood Walker, Incorporated .......................        875,000

McDonald Investments Inc., A KeyCorp Company ...............        875,000

McGinn, Smith & Co, Inc. ...................................        875,000

Morgan Keegan & Company, Inc. ..............................        875,000

Olde Discount Corporation ..................................        875,000

Raymond James & Associates, Inc. ...........................        875,000

RONEY CAPITAL MARKETS
    A division of BANC ONE CAPITAL MARKETS, Inc. ...........        875,000

Southwest Securities, Inc. .................................        875,000

Sutro & Co. Incorporated ...................................        875,000


TD Securities (USA) Inc. ...................................        875,000

Tucker Anthony Cleary Gull .................................        875,000

U.S. Bancorp Piper Jaffray Inc. ............................        875,000

Wachovia Securities, Inc. ..................................        875,000

Wedbush Morgan Securities ..................................        875,000

                                                               ------------

                                                               $150,000,000
                                                               ============

                                                                     SCHEDULE II
                                                                         to
                                                                    Underwriting
                                                                     Agreement

                                                 Dated: July 7, 1999


                                AMR CORPORATION


                 A.  General

                     Closing date, time and location: July 13, 1999, 10:00 AM
                           at Shearman & Sterling

                     Underwriting fees, commissions or other compensation: 3.15%
                           of the aggregate principal amount

                     Other terms and conditions:

                 B.  Terms of Offered Securities:

                     Title of Offered Securities: 7.875% Public Income NotES
                           due 2039 ("PINES")

                     Principal amount to be issued: $150,000,000

                     Currency or currency units of Offered Securities:

                     Interest rate or method of calculating interest: 7.875%

                     Dates interest payable: January 31, April 30, July 31, and
                           October 31

                     Date of maturity:  July 13, 2039

                     Redemption provisions: The PINES will be redeemable at the option of the Company, in whole or in part, at any time on or after July 13, 2004, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

                     Sinking fund requirements: None

                     Initial public offering price: 100% of the principal
                           amount plus accrued interest from July 13, 1999.

                     Purchase price: 96.85% of the principal amount plus accrued interest from July 13, 1999.

                     Listing requirement: The Company intends to list the PINES on the New York Stock Exchange and expects trading in the PINES to begin within 30 days after the original issue date.

                     Other terms and conditions: If the Underwriters sell more
                           PINES than the total number set forth in the table in Schedule I attached hereto, the Underwriters have an option to buy up to an additional $22,500,000 principal amount of PINES from the Company at the initial public offering price (plus accrued interest from July 13, 1999) less the underwriting discount to cover such sales. The Underwriters may exercise that option for 30 days from the date hereof. If any PINES are purchased pursuant to this option, the Underwriters will severally purchase the PINES in approximately the same proportion as set forth in the table in Schedule I attached hereto.

                                                                    SCHEDULE III
                                                       to Underwriting Agreement

                                                         Dated: ________________

                                 AMR CORPORATION

                  Matters to be Covered by Letter or Letters of
                              Independent Auditors

                  Ernst & Young LLP shall have furnished to you the following letter, dated the Closing Time, in form and substance satisfactory to you, to the effect that:

                           (i) They are independent auditors with respect to the
                  Company within the meaning of the 1933 Act and the Rules and Regulations, and the answer to Item 10 of the Registration Statements insofar as it relates to them is none;

                           (ii) In their opinion, the audited consolidated
                  financial statements and schedule incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (iii) On the basis of a reading of the unaudited
                  consolidated financial statements of the Company contained in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999 incorporated by reference in Registration Statement File No. 333-68211, a reading of the latest unaudited consolidated financial statements made available by the Company, a reading of the minutes of the Board of Directors of the Company and American and any committees thereof and the stockholders of the Company and the sole stockholder of American since the date of the latest audited consolidated financial statements incorporated by reference in Registration Statement File No. 333-68211, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, which do not constitute an audit in accordance with generally accepted auditing standards and which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                           statements incorporated by reference in Registration Statement File No. 333-68211 do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the rules and regulations thereunder as they apply to Form 10-Q or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statements;

                                    (B) as of a specified date not more than six
                           calendar days prior to the date of delivery of such letter, there has been any change in the consolidated capital stock or consolidated long-term debt of the Company, or any decrease in consolidated net current assets or consolidated stockholders' equity of the Company or other items specified by you, in each case as compared with amounts shown in the latest consolidated balance sheet of the Company incorporated by reference in Registration Statement File No. 333-68211, except in each case for changes or decreases which the Registration Statements disclose have occurred or may occur or which are described in such letter; and

                                    (C) for the period from the date of the
                           latest consolidated financial statements of the Company incorporated by reference in Registration Statement File No. 333-68211 to a specified date not more than six calendar days prior to the date of delivery of such letter, there were any decreases in consolidated total operating revenues, consolidated operating income or consolidated net earnings or basic or diluted per common share amounts of consolidated net earnings of the Company, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length reasonably specified by you, except in each case for decreases which the Registration Statements disclose have occurred or may occur or which are described in such letter; and

                           (iv) They have performed certain procedures specified
                  in their letter for the purpose of determining whether certain financial information with respect to the Company and its consolidated subsidiaries appearing or incorporated by reference in the Registration Statements and specified in said letter agrees with indicated amounts in the applicable financial statements or accounting records of the Company and its subsidiaries.